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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           HARVEY RADIO COMPANY, INC.

                            UNDER SECTION 807 OF THE

                            BUSINESS CORPORATION LAW

     Pursuant to the provisions of Section 807 of the Business Corporation Law, the undersigned hereby certify that:

     1. The name of the corporation is HARVEY RADIO COMPANY, Inc.

     2. The date the Certificate of Incorporation was filed by the Department of State is January 10, 1946.

     3. The Certificate of Incorporation is hereby amended to:

          a. Change the location of the office of the Corporation.

          b. Change the address to which the Secretary of State shall mail a copy of process;

          c. Add a provision stating the number, designation, relative rights, preferences, and limitations to the Preferred Shares of a series of the par value of $20 each as fixed by the Board of Directors before the issuance of such series, under authority contained in the Certificate of Incorporation; and

          d. Renumber:

          (1)  Article  FIFTH of the  Certificate  of  Incorporation  as Article
     FOURTH;

          (2) Article SIXTH of the Certificate of Incorporation as Article
     FIFTH;

          (3) Article EIGHTH of the Certificate of Incorporation as Article
     SIXTH;

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          (4) Article TWELFTH of the Certificate of Incorporation as Article
    SEVENTH;

          (5) Article THIRTEENTH of the Certificate of Incorporation as Article EIGHTH; and

          (6) Article FOURTEENTH of the Certificate of Incorporation as Article NINTH.


     4. The text of the Certificate of Incorporation as amended heretofore, is hereby restated as amended to read as herein set forth in full:

     First: The name of the Corporation shall be HARVEY RADIO COMPANY, Inc.

     Second: The purposes for which it is to be formed are:

          a. To buy, sell, trade in at wholesale, retail, import, export, manufacture, rent, handle, use radio sets, cabinets and receiving apparatus, recording and reproducing instruments and devices of any kind or nature used in conjunction therewith, incidental or accessory thereto; and to conduct the business of rendering service in the installation, supply of parts, repairs and maintenance of such apparatus, instruments or accessories.

          b. To buy, sell, trade in at wholesale, retail, import, export, manufacture, rent, handle, repair and use, acoustic devices of all sorts, musical instruments, phonograph records, cabinets, telephone and all sound receiving, recording, amplifying, producing, or reproducing devices, machines, apparatus and instruments.

          c. To design, patent, manufacture, buy, sell, export and import and generally deal in _______ tools, mechanical devices, appliance and household appliances, lamps,

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     incandescent bulbs, motors, dynamos and, every other thing or device operated, lighted, or by electricity; to manufacture and generally deal with all the parts of and supplies for such machinery, and appliances. To acquire all real estate and property or plants necessary to carry out the above objective.

          d. To design, manufacture, purchase or otherwise acquire, to sell or otherwise dispose of and to generally deal in and with apparatus for the production and transmitting of images, animate and inanimate by electrical views for visualization at places designated from the place where such images are primarily conceived.

          e. To design, manufacture, install, purchase or otherwise acquire, to sell or otherwise dispose and to generally deal in and with electric transmission and receiving sets, wired and wireless, telegraph and telephone instruments and apparatus and devices used or useful in connection with the transmission, recording and/or reproduction of sound or pictures, or both, wired and wireless television or otherwise.

          f. To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own, operate, and introduce, and to sell, assign, or otherwise dispose of, any trademarks, trade names, patent inventions, improvements and processes used in connection with, or secured under letters-patent of the United States, or elsewhere, or otherwise; and

     to use, exercise, develop, grant licenses in respect of, or otherwise turn to account any such trademarks, patents, licenses, processes, and the like, or any such property or right.

          g. To buy, sell, seal in, lease, mortgage, hold or improve real estate, and the fixtures and personal property incidental thereto, or connected therewith, and with that end in view, to acquire by purchase, lease, hire or otherwise, lands, tenements or hereditaments or any

                                       3

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     interest therein, and to improve the same and generally to hold, manage, deal with and improve the property of the Company, and to sell, lease, mortgage, pledge or otherwise dispose of the lands, tenements, hereditaments of both real and personal property of the Company.

          h. To purchase, acquire, hold and dispose of the stock, bonds and other evidences of indebtedness to any corporation, domestic or foreign, and issue in place therefor its stock, bonds or other obligations, any owner of any such stock, bonds or other obligations may possess and exercise in respect thereof all the rights, powers and privileges of individual owners or holders thereof, and to exercise any and all voting power.

          i. To make, purchase or otherwise acquire seal in and to carry out any contracts for or in to any of the foregoing businesses that may be necessary and lawful under the act pursuant to which this Corporation is organized.

          j. To do all and everything necessary, able and proper for the accomplishment of any of the purposes or the attainment of any of the objects or in furtherance of any of the powers hereinbefore set forth either alone or in association with other corporations, firms or individuals, and to do every other act or thing or things incidental or appurtenant to or __growing out of or connected with the aforesaid business owners powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation, and the enjoyment thereof, as conferred by the laws of the State of New York, upon corporations organized under the provisions of the Stock Corporation Law.

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     Third:

          a. The total number of shares which the Corporation is authorized to issue is 2,100,000, consisting of 100,000 preferred shares of the par value of $20 per share and 2,000,000 common shares of the par value of $1 per share.

          b. (1) The preferred shares may be issued by series and each series shall be so designated as to distinguish the shares thereof from the shares of all series. All preferred shares shall be identical except as to the relative rights, preferences and limitations below enumerated.

          b. (2) Authority is hereby expressly granted to the Board of Directors of the Corporation to fix subject to the provisions herein set forth before the issuance of any shares of a particular series, the number of shares to be included in such series, the dividend rate per annum, the redemption price or prices, if any, and the terms and conditions of the redemption or purchase of the shares of such series, the terms and conditions on which such shares are convertible into common shares, if they are convertible, and any other rights, preferences and limitations pertaining to such series

          c. (3) 2,500 authorized preferred shares with the par value of $20 each, none of which has been or shall be issued in and as the first series to be designated Preferred Shares, Series A, $20 par value. The series is hereinafter called "Series A Preferred Shares" and shall include 2,500 of the 100,000 Preferred Shares of the par value of $20 per share authorized by the Certificate of Incorporation of the Corporation, designation, relative rights and preferences of all shares of Series A Preferred Shares, which are not already fixed by the Certificate of Incorporation shall be as follows:

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     I. DIVIDENDS

     A. On and after November 2, 1972, the holders of Series A Preferred Shares shall be eligible to receive, when and as declared by the Board of Directors of the Corporation, out of any assets the Corporation available for dividends pursuant to the laws of the State of New York, preferred dividends upon such shares in cash at the rate of four and one-half percent (4 1/2%) per annum Liquidation Preference of such shares, as set by Section II of Paragraph b(3) of this Article THRID and no more, payable quarterly on the first day of February, May, August and November of each year. Such dividends upon the Series A Preferred Shares shall be cumulative from November 1, 1972 so if thereafter dividends whether or not earned or declared for any past dividend period at the rate of four and one-half percent (4 1/2%) per annum and not have been paid and the full dividend thereof and the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the dividend shall be fully paid or declared and set apart, but without interest or before any dividend shall be paid upon or declared an set part for the Common Stock. If the aforesaid dividends are not paid in full, the right of the holders of Series A Preferred Shares shall be subject to the rights of all holders of shares of all series of Preferred Stock to share ratably with the payment of dividends including accumulations if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

     B. Whenever the full dividend, whether earned or declared, upon the Series A Preferred Shares for all past dividend periods shall have been paid if the

Corporation is not in default in respect of the dividend thereon for the then current dividend declared or if such dividend has been declared and paid then the sum sufficient for the payment thereof set apart and


                                       6

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whenever all prior required redemptions of the Series A Preferred Shares shall have been effected by the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets of the Corporation available dividends, pursuant to the laws of the State of New York, dividends upon such shares of Common Stock in such amounts and at such times as the Board of Directors may determine.

     II. LIQUIDATION PREFERENCE:

In the event of a liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the Series A Preferred Shares shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of the Common Stock, to be paid the following amounts per share (referred to in this Paragraph b(3) of Article THIRD as a "Liquidation Preference"):

                                                        Liquidation Preference
                                                        ----------------------
              If the Distribution Occurs                       Per Share
              --------------------------                       ---------

         On or prior to May 1, 1968                           $1,000.00
         After May 1, 1968 and on or prior to
              November 1, 1968                                 1,020.00
         After November 1, 1968 and on or
              prior to May 1, 1969                             1,040.00
         After May 1, 1969 and on or prior
              to November 1, 1969                              1,061.20
         After November 1, 1969 and on or
              prior to May 1, 1970                             1,032.42
         After May 1, 1990 and on or prior
              to November 1, 1970                              1,104.05
         After November 1, 1970 and on or
              prior to May 1, 1971                             1,126.14
         After May 1, 1971 and on or prior
              to November 1, 1971                              1,148.66
         After November 1, 1971 and on or
              prior to May 1, 1972                             1,171.63
         After May 1, 1972 and on or prior

              November 1, 1972                                 1,195.06

         After November 1, 1972                                1,218.96

     The holders of Series A Preferred Shares shall also be paid in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, a further amount equal to the dividends unpaid and accumulated thereon to the date of such distribution, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of the Common Stock. After payment to the holders of the Series A Preferred Shares of the amount to which such holders of the Series A Preferred Shares shall have no claim to any of the remaining assets of the Corporation. If, any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of the Preferred Stock should be insufficient to permit the payment to them of the full preferential amounts set forth in this Article THIRD, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled.

     III. REDEMPTION

     A. The Corporation shall redeem, on the first day of November in each of the years commencing 1972 through 1982, inclusive, 200 of its Series A Preferred Shares ( or all of its Series A Preferred Shares then outstanding if less than 200), and shall redeem, on the first day of November 1983, all of its Series A Preferred Shares then outstanding, by paying for each share thereof an amount equal to the Liquidation Preference of such share as provided in Section II of this Paragraph b(3) of this Article THIRD, plus a further amount equal to the dividends unpaid and accumulated thereon to the date of such redemption, whether earned or declared, or

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not. The obligations to redeem Series A Preferred Shares under this Paragraph A of Section II of Paragraph b(3) of this Article THIRD shall be cumulative. Any redemption of Series A Preferred Shares pursuant to Paragraph B of Section III shall not apply against, and any conversion of Series A Preferred Shares pursuant to Section VI of this Paragraph b(3) of this Article THIRD shall not be credited towards, redemptions required to be made by this Paragraph A of Section III.

     B. In addition to the redemption requirements contained in Paragraph A of
Section III of this Article THIRD, the Corporation may, at any time after the earlier of:

               (i) the first anniversary of the effective date of any registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering shares of Common Stock into which Series A Preferred Shares were converted, or

               (ii)a four-week period during which the average market price of a share of Common Stock, as determined by the Board of Directors of the

          Corporation, has been in excess of $40.00 per share, but in any event, not earlier than November 1, 1968, at the option of the Board of Directors, redeem the whole or any part of the outstanding Series A Preferred Shares by paying per share an amount equal to the then applicable Liquidation Preference per share as set forth in Section III, Paragraph b(3) of this Article THIRD.

     C. Notice to redeem Series A Preferred Shares pursuant to the provisions of Paragraphs A or B of Section III, Paragraph b(3) of this Article THIRD shall, not less than thirty (30) days prior to the date upon which such shares are to be redeemed, be mailed postage prepaid

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to each holder of shares, so to be redeemed at its address as it appears on the books of the Corporation. In case less than all the outstanding Series A Preferred Shares is to be redeemed, such redemption shall be apportioned in multiples of one whole share among the holders of the outstanding Series A Preferred Shares, as nearly as possible in proportion to their holdings as determined by the Board of Directors.

     In the event of a redemption of Series A Preferred Shares under Paragraphs A or B of Section III of Paragraph b93) of this Article THIRD, subject to the provisions of this Paragraph C of Section III, if on or before the redemption date stated in such notice: (i) the funds necessary for such redemption shall have been segregated by the Corporation so as to be and continue to be available for payment on demand to the holders of Series A Preferred Shares so called for redemption; or if (ii) the Corporation shall deposit as a trust fund with any bank or trust company in good standing in the City of New York, organized under the laws of the United States of America or the State of New York having a capital and surplus of at least $5,000,000 according to its last published statement of condition, a sum sufficient to redeem on the date fixed for redemption thereof, the Series A Preferred Shares called for redemption with irrevocable instructions and authority to the bank or trust company to pay the redemption price of such stock to the holders thereof upon surrender of the certificate or certificates evidencing the shares to be redeemed, then from and after the fifty day before the date of redemption, and notwithstanding that any certificate of Series A Preferred Shares so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights with respect to the shares so called for redemption shall forthwith after such segregation or deposit cease and determine, except only the

                                       10

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right of the holder to receive the redemption price therefor, but without interest, upon the surrender of the certificate or certificates evidencing such shares. Any money so deposited by the Corporation which remains unclaimed for a period of three (3) years from the date of such deposit shall upon request of the Corporation evidenced by a resolution of its Board of Directors, be repaid to the Corporation and after such repayment the holders of Series A Preferred Shares shall look only to the Corporation for payment of the redemption price of such shares.

     D. The Board of Directors of the Corporation may take any and all action necessary to exercise the power conferred by Section 516 of the Business Corporation Law of New York in order to redeem Series A Preferred Shares pursuant to either the mandatory requirements of Paragraph A, or the voluntary provisions of Paragraph B of Section III of Paragraph b(3) of this Article THIRD.

     IV. VOTING RIGHTS:

     Except as otherwise provided by the laws of the State of New York or by this Section IV, each share of Series A Preferred Shares shall entitle the holder thereof to ten (10) votes at any meeting of the shareholders of the Corporation. If at any time: (1) eight or more quarterly cash dividends (whether consecutive or not) on the Series A Preferred Shares shall be in default in whole or in part; or (2) the Corporation shall be in default in whole or in part in effecting redemption of the Series A Preferred Shares it is required to redeem under Paragraph A of Section III of Paragraph b(3) of this Article THIRD, the holders of Series A Preferred Shares shall have the right, voting separately as a class, to elect one director of the Corporation. Such voting rights may be exercised at any annual meeting of the stockholders of the Corporation or at any special meeting thereof called and held as herein provided, and at such subsequent annual

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meeting thereafter or special meeting in lieu of and for the purposes thereof until such rights are terminated as hereinafter provided. At any time when such voting rights shall become vested in the holders of Series A Preferred Shares, the Board of Directors or a proper officer of the Corporation shall upon written request of the holders of record of not less than ten (10%) percent of the total of the number of Series A Preferred Shares, addressed and delivered to any officer of the Corporation, unless the right of the holders of Series A Preferred Shares to elect a Director has terminated, call a special meeting of all stockholders of the Corporation then entitled to vote for the election of Directors to be held within twenty (20) days after the date of such written request.

     If the call for such special meeting shall not be issued within ten (10) days after service of such request and shall not set the date for such special meeting within twenty (20) days of such request in the manner hereinabove set forth, then the holders of record of not less than ten (10%) percent of the total of the number of Series A Preferred Shares may designate in writing a holder of Series A Preferred Shares to call such special meeting and such special meeting may be called by such person upon the notice required for an annual meeting to be held at the place for the holdings of annual meetings of the stockholders. Any holder of record of the Series A Preferred Shares so designated shall have immediate access to the stock record books of the Corporation for the purpose of causing such meeting to be called at the expense of the Corporation pursuant to these provisions.

     At any such special meeting or at any annual meeting held while the holders of Series A Preferred Shares are entitled to elect a director as hereinabove provided< the holders of not less than a majority of the number of Series A Preferred Shares present in person or by

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proxy shall constitute a quorum for the election of the Director entitled to be elected by the holders of Series A Preferred Shares, notwithstanding any provision to the contrary contained in the By-Laws of the Corporation.

     After all the dividends accrued on the Series A Preferred Shares shall have been paid or declared and set aside for payment, and payment of the quarterly dividend next payable thereon shall have been provided for and after the Corporation shall have effected redemption of the shares of its Series A Preferred Shares it is required to redeem under Paragraph A of Section III of Paragraph b(3) of this Article THIRD, the term of office of the Director elected by the holders of Series A Preferred Shares shall forthwith terminate and said Director shall cease to serve as a Director and to have any rights or powers as such, and the holders of Series A Preferred Shares, until the recurrence of any such default or the occurrence of any other default which gives rise to rights hereunder, shall cease to be entitled, as a class, to elect any Director.

     V. PREEMPTIVE RIGHTS:

     No holder of Series A Preferred Shares shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock of the Corporation which the Corporation may issue or sell, whether such shares of stock be authorized by this Certificate of Incorporation or any amendment hereto, and whether such shares of stock have never before been issued or have been issued and reacquired by the Corporation nor shall any stockholder be entitled as matter or right to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock of the Corporation or to which shall be attached or appertain any warrants or other instrument or

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instruments that shall confer upon the holder or owner of such security the right to subscribe for, purchase or receive from the Corporation any shares of its stock, nor shall any stockholder be entitled as a matter of right to subscribe for, purchase or receive any right or option proposed to be issued or sold by the Corporation which pertains in any way to the stock of the Corporation or to any other security referred to in or contemplated by this
Section V of Article THIRD; but all such shares of stock, bonds, debentures, other securities, rights and options may be disposed of by the Board of Directors to such persons, firms, associations or corporations and upon such terms as it, in its absolute discretion, shall determine. The acceptance of stock of the Corporation shall constitute a waiver of any preemptive or preferential right to subscribe for securities of the Corporation which, in the absence of this provision, the acceptor would have enjoyed by virtue of his status as a stockholder.

     VI. CONVERSION OF PREFERRED SHARES:

     The holders of Series A Preferred Shares shall have the right, at their option, to convert any or all of such shares into shares of Common Stock of the Corporation on the following terms and conditions:

     A. The Series A Preferred Shares shall be convertible on two weeks' written notice to the Corporation (the receipt of which notice may be waived by the Corporation), at any time on and after May 1, 1968 and five (5) days prior to the date set for redemption thereof, at the office of the Corporation, and at such other place or places, if any, as the Board of Directors may determine, into fully paid and non-assessable shares of Common Stock of the Corporation at the conversion price in effect at the time of conversion determined as hereinafter provided, each share of Series A Preferred Shares being taken at an amount equal to its then applicable

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Liquidation Preference, as defined in Section II of Paragraph b(3) of this
Article THIRD, for the purpose of such conversion. The prices at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be $20.00 per share of Common Stock, provided, however, that such conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

     B. Before any holder of Series A Preferred Shares shall be entitled to convert the same into Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at such office as is hereinabove provided, and shall give written notice to the Corporation at said office that it elects to convert the same. The Corporation will, as soon as practicable thereafter, issue and deliver at said office to such holder of shares of Series A Preferred Shares, or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid, together with a cash payment in lieu of any fraction of a share. Shares of Series A Preferred Shares shall be deemed to have been converted as of the date on which such shares shall have been surrendered to and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate, or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holders or holders of record for all purposes of the shares represented thereby.

     C. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, or issue a stock dividend, the conversion price shall be equitably and proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the conversion price shall be proportionately increased.

     D. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Shares, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of New York, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Preferred Shares at the time outstanding.

     E. The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series A Preferred Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series A Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     F. The Corporation shall not take any action which would, pursuant to the provisions of this Paragraph VI of this Article THIRD, reduce the conversion price to an amount less than the par value per share, if any, of the Common Stock into which shares of the Series A Preferred Shares are at the time convertible.

     G. In case of any capital reorganization or any reclassification of the Common Stock, or in case of the consolidation or merger of the Corporation with or into another corporation, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each Series A Preferred Share shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Shares would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance, and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Shares, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Shares.


     H. In case:

          (i) the Corporation shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash;

          (ii)the Corporation shall take a record of the holders of the Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights;

          (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidated or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

          (iv)of the voluntary dissolution, liquidation, or winding up of the Corporation; then, in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series A Preferred Shares, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which: (x) a record is to be taken for the purpose of such dividend, distribution or rights; or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     Fourth: The office of the Corporation shall be located in Woodbury, Town of Oyster Bay, County of Nassau, New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation, which may be served upon him, is care of Messrs. Marshall, Bratter, Greene, Allison & Tucker, 430 Park Avenue, New York, New York 10022.


     Fifth: The duration of the Corporation shall be perpetual.

     Sixth: That the directors and officers of this Corporation need not be stockholders.

     Seventh: The Secretary of State is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

     Eighth: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation of any class shall, as such holder, have any right to purchase, or subscribe for: (a) any stock of any class now or hereafter authorized, or any warrants, options or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the Corporation any stock of any class which the Corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the Corporation of any class; or (b) any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the Corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or received from the Corporation any shares of its capital stock of any class or classes now or hereafter authorized.

     Ninth: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation; and it is expressly provided that they intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute.

     a. Meetings of the stockholders and directors of the Corporation for all purposes may be held at its office or elsewhere in the State of New York, and meetings of the directors may be held outside of the State of New York at such place or places as may from time to time be designate in the By-Laws or by resolution of the Board of Directors.

     b. All corporate powers except those which by law expressly require the consent of the stockholders shall be exercised by the Board of Directors.

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

     c. The Board of Directors shall have power from time to time to fix and determined and vary the amount of the working capital of the Corporation and to direct and determine the sue and disposition of any surplus or net profits over and above its capital, and in its discretion, the Board of Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds or other obligations of the Corporation or shares of its own capital stock, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but any shares of such capital stock so purchased or acquired may be resold unless such shares shall have been retired in the manner provided by law for the purpose of decreasing the Corporation's capital.

     d. No contract or other transaction between this Corporation and any other corporation shall be affected or invalidated by the fact that any director of this Corporation is interested in or is an officer or director, of such other corporation and any director, individually or jointly, may be a part to, or may be interested in, any contract or transaction of this Corporation, or in which this Corporation is interested, and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected or invalidated by the fact that any director of this Corporation is a party to, or is interested in such contract, or transaction or in any way connected with such person, firm or corporation, and every person who may become a director of this Corporation is hereby relieved or any liability that may otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

     e. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, office or employee of the


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Corporation or of any Corporation which he served as such at the request of the
Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from this provision.

     f. The Board of Directors is authorized and empowered to eliminate shares of Common Stock which have been reacquired by the Corporation from the authorized capital stock or number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares which may be reissued and to cause to be executed and filed with the Secretary of State of New York, a certificate pursuant to Section 20 of the Stock Corporation Law.

     5. The amendments of the Certificate of Incorporation and the restatement thereof were authorized and approved by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, we have hereunto subscribed this Certificate this 1st day of November, 1967, and we affirm the statements herein contained as true under penalties of perjury.

                                              ---------------------------
                                              Vice President


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                                              ---------------------------
                                              Assistant Secretary

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